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                                                                     Exhibit D.2


United Water  [LOGO]\(R)\

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1999 Special Meeting
Location: Park Ridge Marriott

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     The Park Ridge Marriott is accessible via the Garden State Parkway, Exit
172 North. From Exit ramp turn right onto Grand Avenue, at first traffic light make right onto Mercedes Drive, follow to end and make right, follow to traffic light make left onto Brae Blvd. The hotel is on your left at 300 Brae Blvd.

     FROM NEW JERSEY & SOUTH: Take Garden State Parkway North to Exit 172, then follow above directions.

     FROM NEW YORK CITY: Take the George Washington Bridge West to New Jersey. Follow to Route 80 West. Take Route 80 West to the Saddle Brook Exit for the Garden State Parkway. Follow the Garden State Parkway North to Exit 172, and follow directions from above.

     FROM UPSTATE NEW YORK: New York State Thruway to Exit 14A onto the Garden State Parkway Extension. Take first exit "Chestnut Ridge." From ramp make left onto Schoolhouse Road. Follow through first light (Summit Avenue), road becomes Spring Valley Road, follow through second light (Grand Avenue) to fourth (4th) right, Brae Blvd., make right onto Brae Blvd., hotel is approximately 1/4 mile on right hand side.

     Local streets near the Park Ridge Marriott.



                   [MAP OF ____________________ APPEARS HERE]



This Proxy Is Solicited On Behalf Of The Board of Directors    Please mark
                                                               your votes
                                                               as           [X]
                                                               indicated in
                                                               this example

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                                                          FOR   AGAINST  ABSTAIN
1.       To Adopt and Approve The Agreement and           [_]     [_]      [_]
         Plan of Merger, dated as of August 20,
         1999, by and among United Water Resources
         Inc., Lyonnaise American Holding, Inc.,
         LAH Acquisition Co. and Suez Lyonnaise des Eaux.


                                                           FOR  AGAINST ABSTAIN
2.       To Authorize, if deemed appropriate, the          [_]    [_]     [_]
         adjournment of the special meeting for the purpose of soliciting additional proxies for the approval of proposal 1 above.


3. To vote all of such shares as they or he or she may deem proper upon all other matters that may properly come before said meeting and any adjournments thereof.


         Mark box if you plan to attend the special meeting             [_]


         This Proxy is given and is to be construed under the laws of the State of New Jersey and will be voted "FOR" the merger agreement and "FOR" the above proposals if in either case the undersigned has not specified a choice in the boxes provided therefore. This proxy when properly executed will be voted in the manner directed herein by the undersigned.


Signature(s) of Stockholder(s)___________________________ Date___________, _____


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NOTE: Please date and sign exactly as name appears hereon. When shares are held by joint tenants both should sign. (Executors, Administrators, Trustees, etc. should so indicate).

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                           . FOLD AND DETACH HERE .



                               VOTE BY TELEPHONE
             [GRAPHIC]                                  [GRAPHIC]
                         QUICK ... EASY ... IMMEDIATE

          YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free [1-800-840-1208] on a touch tone telephone
                        24 hours a day-7 days a week

   There is NO CHARGE to you for this call. - Have your proxy card in hand.

             You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

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OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1.
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               When asked, please confirm by Pressing 1.
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OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear the following instructions:
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          Proposal 1 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
          Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
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               When asked, please confirm by Pressing 1.

                                      or
                                      --
2. TO VOTE BY PROXY:  Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL BACK your Proxy Card.


PROXY


                          UNITED WATER RESOURCES INC.

             PROXY FOR SPECIAL MEETING OF STOCKHOLDERS-January 20, 2000

        The undersigned stockholder of United Water Resources Inc. ("UWR") hereby constitutes and appoints LAWRENCE R. CODEY, PETER DEL COL and MARCIA L. WORTHING, or any of them, the attorneys or attorney and proxies or proxy of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Special Meeting of Stockholders of UWR to be held at the Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, on Thursday, January 20, 2000, at 9:30 a.m., and any adjournment or adjournments thereof, receipt of the notice of such meeting stating the purposes thereof being hereby acknowledged, to vote all of the shares of UWR which the undersigned would be entitled to vote if then personally present as follows:

                  (Continued and to be signed on other side)

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                           . FOLD AND DETACH HERE .

Dear Stockholder(s) of United Water Resources Inc.:

Enclosed you will find materials regarding the United Water Resources Inc., January 20, 2000, Special Meeting of Stockholders. The notice of the Special Meeting and proxy statement describe the formal business to be transacted at the meeting as summarized on the attached proxy card.

Whether or not you expect to attend the Special Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You may vote your proxy by telephone. If you vote by telephone, there is no need to mail back your proxy card. As a stockholder, please remember that your vote is important to us. We look forward to hearing from you.

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